Consent of Independent Registered Public Accounting Firm

We consent to the use in this Current Report on Form 8-K (Amendment No. 1) of Oportun Financial Corporation of our audit report dated May 10, 2021, except for the effects of subsequent events and the restatement discussed in Notes 10 and 11, respectively, as to which the date is February 22, 2022, relating to the consolidated financial statements of Hello Digit, Inc. for the years ended December 31, 2020 and 2019.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California
March 1, 2022